Exhibit 99.1

News Release

3333 West Good Hope Rd. • Milwaukee, Wisconsin 53209

Strattec Security Corporation
Appoints Matthew Pauli as Chief Financial Officer Effective November 13, 2024

Dennis Bowe to continue in advisory role to support transition

MILWAUKEE, WI, November 11, 2024 – Strattec Security Corporation (Nasdaq: STRT) (“STRATTEC” or “Company”), a leading provider of smart vehicle power access, security & authorization solutions for the global automotive industry, today announced the Board of Directors of STRATTEC has appointed Matthew Pauli as Senior Vice President, Chief Financial Officer effective November 13, 2024. He will succeed Dennis Bowe, who will be continuing with the Company in an advisory role to aid in the transition.

Jennifer Slater, STRATTEC President and CEO, noted, “We are in the midst of a transformation that requires deep financial experience and capabilities related to operational change, data analytics and information systems. Given the level of experience essential to execute our transformation, the Company needs operational financial proficiency with implementing tools and oversight processes to create the focus and consistency requisite for achieving more predictable financial outcomes. Dennis has been great support for me and the organization as we have managed through the early stages of change, and we are very grateful that he will continue to support us through this transition.”

She continued, “We are pleased to welcome Matt to the team. He has a proven track record of building, growing and transforming businesses. We believe that his ability to implement best practices and enhance our financial operations, as well as to define and deliver on key performance metrics, will help us drive cash generation, improve operational performance and support predictable commercial growth. His experience directly aligns with the needs of the organization as we advance our transformation and we expect his knowledge will add greater depth and dimension to our team as we work to uncover the underlying earnings potential of the Company.”

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Strattec Security Corporation Appoints Matthew Pauli as Chief Financial Officer Effective November 13, 2024
November 11, 2024
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With extensive financial management experience, Mr. Pauli brings over twenty years of leadership developing and advancing finance teams, instilling financial discipline in organizations and delivering value creation. He most recently was Executive Advisor and Chief Financial Officer of CentroMotion, where he established forecasting and reporting processes, improved global spend visibility, led projects to increase working capital velocity and provided financial leadership to operational footprint, continuous improvement and business value creation initiatives. Previously, Mr. Pauli served in progressively challenging finance roles at Enerpac (NYSE: EPAC), including Corporate Controller/Chief Accounting Officer as well as Vice President, Finance for the former Engineered Components & Systems segment. He began his career at Ernst & Young and earned his Bachelors in Business Administration - Accounting at the University of Wisconsin-Whitewater.

About STRATTEC

STRATTEC is a leading global provider of advanced automotive access, security & authorization and select user interface solutions. With a history spanning over 110 years, STRATTEC has consistently been at the forefront of innovation in vehicle security, transitioning from mechanical to integrated electro-mechanical systems. The Company serves a broad range of customers, including leading automotive OEMs, offering power access solutions and advanced security systems that include door handles, lift gates, latches, and key fobs.

For more information on STRATTEC and its solutions, visit www.strattec.com.

Safe Harbor Statement

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would” and include all statements with regard to the Company’s transformation, expectations of predictability and improved operational performance, cash generation and underlying earnings potential. Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to same from foreign countries, the volume and scope of product returns, adverse business and operational issues resulting from the continuing effects of the coronavirus (COVID-19) pandemic, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of our products and the products of our customers and fluctuations in our costs of operation (including fluctuations in the cost of raw materials). Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

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Strattec Security Corporation Appoints Matthew Pauli as Chief Financial Officer Effective November 13, 2024
November 11, 2024
Page 3 of NUMPAGES \* Arabic \* MERGEFORMAT 2

Contact Information:

Investors:
Deborah K. Pawlowski
Alliance Advisors IR
Phone: 716-843-3908
Email: dpawlowski@allianceadvisors.com

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